Exhibit 2.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (file numbers 333-01957, 333-01959, 333-59771, 333-34992, 333-34994, 333-34996, 333-111370 and 333-124845) of Franklin Electric Co., Inc. of our report dated July 27, 2006 relating to the financial statements of Little Giant Pump Company, which appear in the Current Report on Form 8-K/A, Amendment No. 1 to Current Report on Form 8-K of Franklin Electric Company, Inc. dated April 21, 2006.

/s/ McGladrey & Pullen LLP
Elkhart, Indiana
July 31, 2006